Second Quarter 2026 Earnings Presentation July 29, 2026 Exhibit 99.2

DISCLAIMER Forward-Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are not historical facts but rather are based on ACRES Commercial Realty Corp.’s (“ACR’s” or the “Company’s”) current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ACR or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect ACR’s view only as of the date of this presentation. ACR uses words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “target,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from its forward-looking statements, including, but not limited to: The degree and nature of its competition; The resolution of its non-performing and sub-performing assets; The Company’s ability to comply with financial covenants in its debt instruments; The adequacy of its cash reserves and working capital; The timing of cash flows, if any, from its investments; Unanticipated increases in financial and other costs, including a rise in interest rates; Its ability to maintain compliance with over-collateralization and interest coverage tests in certain financing arrangements; Environmental and/or safety requirements; Its ability to satisfy complex rules in order for ACR to qualify as a real estate investment trust (“REIT”), for federal income tax purposes and qualify for its exemption under the investment company act of 1940, as amended, and its ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; Legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and Other factors discussed under item IA. Risk factors in its annual report on form 10-K for the year ended December 31, 2025 and those factors that may be contained in any subsequent filing ACR makes with the Securities and Exchange Commission. Changes in the industry, interest rates, the debt securities markets, real estate markets or the general economy; Increased rates of default and/or decreased recovery rates on its investments; The performance and financial condition of its borrowers; ACR's ability to consummate the proposed internalization and acquisition of the ACRES Capital Corp. (the "Merger") and achieve the expected cost savings or other benefits therefrom; If ACR fails to consummate the proposed Merger, the Company's dependence on ACRES Capital, LLC, (the “Manager“), and the Company's ability to find a suitable replacement in a timely manner, or at all, if its Manager or ACR were to terminate the management agreement; The cost and availability of its financings, which depend in part on its asset quality, the nature of its relationships with its lenders and other capital providers, its business prospects and outlook and general market conditions; The availability and attractiveness of terms of additional debt repurchases; Availability, terms and deployment of short-term and long-term capital; Availability of, and ability to retain, qualified personnel; Changes in its business strategy; Availability of investment opportunities in commercial real estate-related and commercial finance assets; ACRESREIT.COM

DISCLAIMER Forward-Looking Statements (continued) In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation might not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements. The Company undertakes no obligation, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Past Performance Past performance is not indicative of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. Notes on Presentation This presentation contains information regarding financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), which management believes is relevant to assessing ACR’s financial performance. Please refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to Earnings Available for Distribution (“EAD”), a non-GAAP financial measure. Unless otherwise indicated, information included in this presentation is at or for the period ended June 30, 2026. Definitions Refer to page 19 for a description of certain terms not otherwise defined or footnoted, including EAD, Benchmark Rate, Book Value, and other key terms. This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of any offer to buy any securities of ACR or any other entity. Any offering of securities would be made pursuant to separate documentation and any such securities would not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No Offer or Sale of Securities ACRESREIT.COM

Highlights Manager is focused on delivering shareholder value through EAD1 growth ACRESREIT.COM Percentage of Multifamily-focused CRE in Loan Portfolio 81% Per Share-Diluted GAAP Net Loss / EAD ($1.87) / ($0.74) 2Q26 Net CRE Loan Repayments $74.9M $26.76 Book Value Per Share at June 30, 20262,3 Total Liquidity at June 30, 2026 $82.7M 1 Refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure 2 Includes $1.40 per share dilution from vesting 352,000 shares 3 Includes $0.72 book value per share from the transaction costs Transaction Costs / Accelerated Equity Comp. Expense Related to the Internalization $5.1M / $4.0M

$2.1B Second Quarter 2026 Results Financial Results Merger Transaction Items CRE Loan Activity & CRE Portfolio Capitalization, Liquidity & NOL ACRESREIT.COM Total liquidity at June 30, 2026 $82.7M $104.6M of net investments in real estate and properties held for sale 93.9% of the par value of the CRE loan portfolio is current on payments of the par value of the CRE loan portfolio is rated 4 or 52 14% Comprising 57 loans with a weighted average LTV of 77% CRE loan portfolio at par value $74.9M of net loan repayments $4.0M Accelerated equity compensation expense of Manager’s shares $5.1M Merger and internalization costs EAD1 per share diluted ($0.74) ($1.87) GAAP net loss per share-diluted 1 Refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure 2 Percentage represents the Company’s economic interest in the CRE loans $32.1M Net Operating Loss Carryforwards at June 30, 2026 Total capacity at June 30, 2026 $2.7B $954.8M Capacity available at June 30, 2026 $26.78 Book value per share

BALANCE SHEET OVERVIEW

2Q26 Balance Sheet Overview

Total Assets ($B)	**$2.4**
Total Liquidity ($M)	**$82.7**
CRE Whole Loans, at par ($B) WA Spread	**$2.1** 3.28%
CECL Reserve – General ($M) Per BV Share[1] / Basis Points	**$21.1** $2.98/0.99%
Investments in Real Estate and Properties Held for Sale, net[2] ($M) Number of Investments	**$104.6** 5
Total Borrowings, at cost ($B) Leverage Ratio	**$1.8** 3.2x
Asset Specific Borrowings, at par ($B) WA Spread	**$1.6** 1.81%
Corporate Debt, at par ($M) WA Coupon	**$201.5** 6.30%
Preferred and Common Equity[3] ($M) Dividend %: WA Preferred / Common	**$224.0/$326.2** 8.76% / NA

Summary of Changes to Book Value per Share [1]



$29.98
$1.77
$0.05
$1.50
$26.76
Book Value - March `26
Net Loss
Other Comprehensive Income
Equity Compensation and Vested Shares
Book Value - June `26

Capitalization

$2.3B
Total Capitalization



37% Securitization Notes Payable (Non-Recourse)
27% Term Reinvestment Financing Facility
24% Stockholders' equity
1% Term warehouse financing facilities (limited recourse)
2% Senior secured financing facility (limited recourse)
1% Mortgage Payable (limited recourse)
8% Corporate Debt - TRUPS & 5.75% Notes (no guarantee)

[1] Per share adjustments are calculated based on the share count outstanding of 7,075,542 utilized in the calculation of book value at June 30, 2026
[2] Investments in real estate and properties held for sale are shown net of related financings and real estate related lease obligations
[3] Includes $136.9 million of non-controlling interests

ACRESREIT.COM 6

Loans held for investment, at amortized cost $2,128.9 CECL Reserves ($21.1) CRE whole loans, floating-rate WA 1M SOFR + 3.28% WA 1M SOFR Floor2 2.22% WA CRE loan portfolio LTV 77% Total number of CRE loans 57 Average CRE loan size, at par $37.5 WA Risk Rating, at par 2.6 CRE Loan Portfolio Overview CRE Loan Summary 1 Balance by Region 1,3 ACRESREIT.COM 1 All $ amounts are in millions and the percentages for region and property type disclosures are based on total carrying value of the CRE loans 2 At June 30, 2026, all CRE whole loans are indexed to SOFR and the WA benchmark rate was 3.64% 3 Texas (14.2%) and Ohio (11.5%) were the states with the highest concentrations. Based on regions identified by the National Council of Real Estate Investment Fiduciaries (NCREIF) Loan Count 60 Loan Count 57 Loan Portfolio Activity, at par 1 Property Type 1 Pacific 9.1% Mountain 13.5% Southwest 16.3% West North Central 3.8% East North Central 14.7% Southeast 18.2% Mid Atlantic 11.1% Northeast 13.3% Multifamily 80.8% Office 11.4% Self-storage 0.7% Hotel 4.8% Mixed-Use 2.3%

Fully Extended Loan and Interest Rate Cap Maturities ($ in millions at par) CRE Loan Portfolio Maturity Profile ACRESREIT.COM 1 Excludes four loans in maturity default at June 30, 2026 2 Fully-extended maturity basis assumes borrower elects and qualifies for all extensions 3 Interest rate caps are contractually owned by the underlying borrower and supplement the property cash flows that collateralize the floating rate CRE loan portfolio 4 Interest rate caps have maturities from July 2026 through March 2029 5 Six loans funded debt service reserves in lieu of purchasing an interest rate cap Fully extended weighted average loan maturity 1,2 of the par value of the portfolio has interest rate caps or debt service reserves in place at June 30, 2026 3,4,5 3.1 years 74%

CRE Loan Risk Ratings and CECL Reserves 52 of ACR’s 57 loans, or 94%, are current on contractual payments at June 30, 2026 CECL Reserve Overview ACRESREIT.COM 1 See page 23 for additional information on the risk rating definitions 2 Percentage represents the Company’s economic interest in the CRE loans 3 Amount is less than 0.5% W.A. Risk Rating by Collateral Type, $ at par 2Q26 W.A. Risk Rating: 2.6 1Q26 W.A. Risk Rating: 2.5 of ACR’s loans have a risk rating of 1, 2 or 3 that are performing in line with or near underwritten expectations 1,2 86% Specific CECL Reserve General CECL Reserve Total Reserve $19.4M Total Reserve $21.1M 49% Risk Rated 4 - 5 51% Risk Rated 1 - 3 50% Risk Rated 4 - 5 50% Risk Rated 1 - 3 2Q26 Risk Rating Overview2 $1.8B $1.7B $244.4M $241.4M $103.3M $103.3M $16.0M $16.0M Loan Count 9 32 1 15 0 $49.3M $47.8M 3

INVESTMENTS IN REAL ESTATE PROPERTIES

$104.6 million

of net investments in real estate and properties held for sale[1,2]

Select Investment Highlights



Hotel $39.8M [3]

- 279-key hotel next to a convention center
- Equity via lending activities in the northeast region
- Acquired the deed in November 2020
- Reclassified to held for sale as of September 30, 2022



Hotel $28.3M [3]

- 388-key hotel next to a convention center
- Equity investment in the north central region
- Conversion to a Hilton hotel and stabilization
- Acquired in April 2022

Real Estate Investment Results

Real Estate Development Executed Transactions	Transaction Period	EAD Gain	EAD Basis (Equity)	MOIC[(4)]
Office in northeast region	4Q24	$5.3	$14.9	1.35x
Student housing development in southeast region	3Q25	$9.5	$22.7	1.42x
Development of land in the northeast region	1Q26	$3.3	$16.6	1.20x
Total		$18.1	$54.1	1.33x

[1] Investments in real estate comprise five properties, two of which are held at depreciated/amortized cost basis and three of which are held for sale at lower of cost or fair value. Images exclude three REO properties totaling $36.5 million[3]
[2] Depreciation and amortization expense on investments in real estate is $1.2 million for the 2nd quarter of 2026
[3] Represents GAAP net equity basis value at June 30, 2026
[4] Money on invested capital ("MOIC") is equal to the EAD gain divided by the EAD equity basis plus 1

ACRESREIT.COM 10

CAPITALIZATION OVERVIEW

Total Capitalization ($ in Millions)	$2,333.5
Corporate WACC [1]	5.92%
Total Asset Specific Financing	$1,581.9
WA Asset Specific Debt Spread	SOFR + 1.81%
Term/Senior Secured Avail.	$954.8
Recourse Debt Leverage	1.6x
Total Corporate Leverage	3.2x

Outstanding Financing

99%	Non-Mark-to-Market
49%	Securitizations
35%	Term Reinvestment Financing
8%	Senior Unsecured Notes
3%	Senior Secured Financing
3%	Trust Preferred Securities
1%	Mortgages Payable
1%	Term Warehouse Financing



$ in Millions	Capitalization				
	Capacity	Amount[3]	$ Avail.	W. Avg. Coupon	Leverage Ratio
Term Reinvestment Financing [2]	$645.0	$622.8	$19.7	SOFR + 1.75%	1.1x
Term Warehouse Financing [2]	500.0	8.1	491.6	SOFR + 1.63%	-
Senior Secured Financing [2]	500.0	56.4	443.5	SOFR + 3.86%	0.1x
Mortgages Payable [2]	23.8	20.9	2.1	SOFR + 3.50%	0.1x
Senior Unsecured Notes	150.0	149.9	-	5.75%	0.2x
Trust Preferred Securities	51.5	51.5	-	SOFR + 3.95%	0.1x
Total Recourse Debt	**$1,870.3**	**$909.6**	**$956.9**		**1.6x**
Securitizations [2]	873.7	873.7	-	SOFR + 1.68%	1.6x
Total Leverage	**$2,744.0**	**$1,783.3**	**$956.9**	**5.55%**	**3.2x**
Preferred Equity		224.0		8.76%	
Common Equity		189.3			
Non-controlling interests		136.9			
Total Capitalization		**$2,333.5**		**5.92%** [1]	

[1] Weighted average cost of capital ("WACC") calculation excludes the impact of common equity in the denominator
[2] Asset-specific borrowings total $1.6 billion, of which securitizations are 55%
[3] Includes $9.6 million of unamortized deferred debt issuance costs and discounts on borrowings

ACRESREIT.COM 11

Leverage AND Liquidity Trend ACRESREIT.COM 1 Includes the projected amount of proceeds available to the Company if the unfinanced loans were financed with the applicable facilities $64.5 $82.7 $ in millions Leverage Ratios Total Liquidity ($ in millions) $107.9 $86.8

Appendix ACRESREIT.COM

Consolidated Balance Sheets ACRESREIT.COM (in thousands, except share and per share data)   Jun. 30, 2026   December 31, 2025 Assets   (unaudited)     Cash and cash equivalents   $ 41,098   $ 83,768 Restricted cash   849   2,190 Accrued interest receivable   33,636   27,259 CRE loans   2,128,879   1,830,367 Less: allowance for credit losses   (21,114)   (20,398) CRE loans, net   2,107,765   1,809,969 Loan receivable – due from Manager 10,250 10,375 Investments in unconsolidated entities   30,253   29,237 Properties held for sale   90,899   90,825 Investments in real estate   58,975   76,415 Right of use assets   19,298   19,545 Intangible assets   5,778   6,221 Other assets   7,877   6,560 Total Assets   $ 2,406,678   $ 2,162,364 Liabilities     Accounts payable and other liabilities   $ 12,694   $ 7,482 Management fee payable - related party   521   — Accrued interest payable   6,911   6,814 Borrowings   1,783,346   1,544,938 Lease liabilities   46,253   45,942 Distributions payable   3,422   3,457 Accrued tax liability   67   8 Liabilities held for sale   3,233   3,131 Total Liabilities   1,856,447   1,611,772 Equity     Series C Preferred stock, par value $0.001   5   5 Series D Preferred stock, par value $0.001   5   5 Common stock, par value $0.001   7   7 Additional paid-in capital   1,147,836   1,142,410 Accumulated other comprehensive loss   (965)   (1,603) Distributions in excess of earnings   (733,570)   (720,028) Total Stockholders’ Equity   413,318   420,796 Non-controlling interests   136,913   129,796 Total Equity   550,231   550,592 Total Liabilities and Equity   $ 2,406,678   $ 2,162,364

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share data)	For the Three Months Ended		For the Six Months Ended	
	Jun. 30, 2026	Jun. 30, 2025	Jun. 30, 2026	Jun. 30, 2025
Revenues				
Interest income	$ 38,400	$ 28,831	$ 72,760	$ 57,557
Interest expense	27,881	20,264	52,995	43,387
Net interest income	10,519	8,567	19,765	14,170
Real estate income	10,430	13,273	18,977	24,639
Other revenue	31	33	62	66
Total revenues	20,980	21,873	38,804	38,875
Operating Expenses				
General and administrative	2,722	2,736	5,758	5,895
Real estate expenses	10,523	13,349	20,233	26,691
Management fees - related party	1,564	1,601	3,125	3,232
Equity compensation - related party	4,893	585	5,433	1400
Corporate depreciation and amortization	18	20	37	38
Merger and internalization costs	5,111	—	5,111	—
Provision for (reversal of) credit losses, net	1,683	(780)	716	(2,497)
Total operating expenses	26,514	17,511	40,413	34,759
Other Income (Expense)				
Equity in (losses) earnings of unconsolidated subsidiaries	430	(669)	675	(1,161)
Gain on sale of investment in real estate	—	—	3,336	—
Other income	82	638	105	722
Total other income	512	(31)	4,116	(439)
Income before Taxes	(5,022)	4,331	2,507	3,677
Income tax expense	—	(7)	(1)	(83)
Net Income (Loss)	(5,022)	4,324	2,506	3,594
Net income allocated to preferred shares	(5,096)	(5,282)	(10,210)	(10,595)
Net loss allocable to non-controlling interest, net of taxes	(2,401)	226	(5,838)	410
Net Income (Loss) Allocable to Common Shares	$ (12,519)	$ (732)	$ (13,542)	$ (6,591)
Net Income (Loss) per Common Share - Basic	$ (1.87)	$ (0.10)	$ (2.04)	$ (0.90)
Net Income (Loss) per Common Share - Diluted	$ (1.87)	$ (0.10)	$ (2.04)	$ (0.90)
Weighted Average Number of Common Shares Outstanding - Basic	6,693,915	7,250,624	6,626,763	7,306,123
Weighted Average Number of Common Shares Outstanding - Diluted	6,693,915	7,250,624	6,626,763	7,306,123

ACRESREIT.COM 15

EARNINGS AVAILABLE FOR DISTRIBUTION

The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Earnings Available for Distribution allocable to common shares, a non-GAAP measure, for the periods presented [1]:

(Unaudited, in thousands, except share and per share data)	For the Three Months Ended		For the Six Months Ended	
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Loss Allocable to Common Shares - GAAP	$ (12,519)	$ (732)	$ (13,542)	$ (6,591)
Realized gain on sale of investment in real estate	—	—	(3,336)	—
Reconciling Items from Continuing Operations:				
Non-cash equity compensation expense	5,098	585	5,638	1,400
Non-cash provision for (reversal of) CRE credit losses[2]	1,249	(780)	695	(2,497)
Realized net gain (loss) on core activities	—	—	3,336	(700)
Real estate depreciation and amortization	1,226	1,213	2,396	2,368
Earnings (Loss) Available for Distribution Allocable to Common Shares [1]	$ (4,946)	$ 286	$ (4,813)	$ (6,020)
Earnings (Loss) Available for Distribution per Common Share – Diluted [1]	$ (0.74)	$ 0.04	$ (0.73)	$ (0.82)
Weighted Average Number of Common Shares Outstanding - Diluted on EAD Allocable to Common Shares	6,693,915	7,458,446	6,626,763	7,306,123

[1] See page 19 for additional information on these non-GAAP financial measures

[2] Amount presented is net of the amount allocable to the non-controlling interest

[3] Realized net gain (loss) on core activities represents the gain or loss, adjusted for any amounts allocated to non-controlling interests, recognized by the Company on dispositions of real estate or real estate-related assets, including CRE loans.

ACRESREIT.COM 16

CECL Trend Analysis Chart ACRESREIT.COM 1 Property type percentages based on total carrying value of the CRE loans, CECL reserve percentage is based on the total par value of the CRE loans Since 3Q24, market liquidity and volatility in the commercial real estate sector have caused a decrease in the CECL reserves to 0.99% at 2Q26

Benchmark Sensitivity Analysis Trend At June 30, 2026, the CRE loan portfolio is 99% floating rate loans that are indexed to one-month term SOFR with a weighted average floor of 2.22% SOFR Change Decreased 1.00% No Change Decreased 0.50% Increased 0.50% Increased 1.00% SOFR: 4.32% SOFR Change Decreased 1.00% No Change Decreased 0.50% Increased 0.50% Increased 1.00% SOFR: 3.65% ACRESREIT.COM June 30, 2025 June 30, 2026 Quarterly Net Interest Income per Share Sensitivity to Changes in SOFR Change to a positive correlation to net interest income assuming a 0.50% to 1.00% increase to SOFR

Key Definitions Earnings Available for Distribution: Earnings Available for Distribution (“EAD”) is a non-GAAP financial measure that the Company uses to evaluate its operating performance. EAD excludes the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current CRE loan portfolio and other CRE-related investments and operations. EAD excludes income (loss) from all non-core assets comprising of investments and securities owned by the Company at the initial measurement date of December 31, 2016 in commercial finance, middle market lending, residential mortgage lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale. EAD, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets, (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. EAD may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items. Although pursuant to the Fourth Amended and Restated Management Agreement the Company calculates the Manager’s incentive compensation using EAD excluding incentive fees payable to the Manager, the Company includes incentive fees payable to the Manager in EAD for reporting purposes. Secured Overnight Finance Rate: Secured Overnight Finance Rate (“SOFR”) refers to the collective one-month Term Secured Overnight Finance Rate that are used as benchmarks on the originated loans. Book Value : Book value is presented per common share, excluding unvested restricted stock and including warrants to purchase common stock. The measure refers to common stock book value, which is calculated as total stockholders’ equity less preferred stock equity. Leverage ratio is calculated as the respective period ended borrowings over total equity. Asset-specific leverage ratio excludes corporate debt from the calculation. Leverage Ratio: ACRESREIT.COM Current Expected Credit Losses: Current Expected Credit Losses (‘CECL”) refers to the provision to earnings in order to estimate expected losses.

ACRESREIT.COM Merger and internalization update

INTERNALIZATION AND ACQUISITION OF ACRES CAPITAL CORP. A Special Independent Committee of the ACR Board of Directors has unanimously approved the Transaction 99% of votes cast on the proposal to issue shares as part of the internalization transaction were cast in favor of the proposal ACRESREIT.COM The closing of the Transaction will be subject to customary closing conditions. The Transaction is expected to close during the third quarter of 2026, however, there can be no assurances that the Transaction will close on that timeline, or at all Book Value fully diluted as of December 31, 2025 Realized Land Sale 1Q26 On April 29, 2026, ACR executed a definitive agreement to, among other things, acquire its external manager, ACRES Capital LLC. and internalize its management (the “Transaction”) Transaction Overview(1) Enhanced Earnings Profile Continuity of Management Team Alignment of Interest In connection with the Transaction, ACR will issue shares of ACR common stock as merger consideration and terminate the existing Management Agreement Transaction to provide ACR shareholders with third-party fee income earned from an evergreen fund vehicle, separately managed accounts (“SMAs”) and a growing insurance platform that will enhance ACR’s financial profile Targeted post-Transaction EAD yields of 8% - 15% Management will receive 100% of transaction consideration in the form of ACR Shares priced at ACR Book Value per Share(2) Alignment of management interests through significant ownership of ACR. Management and employees to own greater than 45% of ACR shares upon closing Company to internalize management, further aligning the interests of the seasoned management team and ACR shareholders Anticipated reduced leverage with increased equity base The current ACRES management team, which has managed ACR since July 2020, and delivered a 65.8% increase in book value, will become employed by ACR and continue to actively manage ACR pursuant to long term employment agreements ACR intends to retain all employees of the Manager who currently serve in key roles at the Company, including, but not limited to, those who support ACR’s asset management, legal, accounting, tax and treasury operations Subject to the satisfaction of closing conditions, the Transaction is expected to close in Q3 2026 The Special Committee has received a Fairness Opinion from BTIG, LLC Book value is projected to reset for closing costs and one-time accounting adjustments associated with the Transaction Transaction expected to be immediately accretive to EAD Improved operating leverage from internalized management structure The completion of the Transaction will eliminate all management fees, incentive fees and reimbursable expenses charged to ACR shareholders pursuant to the existing Management Agreement

HYPOTHETICAL ESTIMATED EAD PROFILE POST-TRANSACTION

The chart below is meant to display the illustrative earnings potential of the Company post-Transaction. It is not meant to represent performance guidance for any period.(1)

	ACR Externally Managed	Internal Case 1	Internal Case 2	Internal Case 3
Projected CRE loan portfolio size (excl. consolidated Fund)	$2,250.0	$2,700.0	$2,700.0	$2,700.0
Target range of GAAP leverage	3.5x	3.5x	3.5x	3.5x
Illustrative return on net deployable capital	*12.5%*	*13.5%*	*13.5%*	*13.5%*
CRE net interest income	$71.7	$83.8	$83.8	$83.8
AUM fee stream	N/A	48.3	60.0	73.2
Less: general & administrative	(11.5)	(35.5)	(35.5)	(35.5)
Less: base and incentive management fees	(6.3)	N/A	N/A	N/A
Less: corporate interest expense	(13.2)	(32.0)	(32.0)	(32.0)
Less: other EAD adjustments	(11.6)	(13.9)	(13.9)	(13.9)
Less: preferred dividends	(20.6)	(20.6)	(20.6)	(20.6)
Illustrative EAD	$8.5	$30.1	$41.8	$55.0
EAD Earnings Per Share	**$1.20**	**$2.24**	**$3.11**	**$4.09**

(1) ACR has presented this slide for illustrative purposes only. The illustrative earnings potential is based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to ACR's business, all of which are difficult to predict and many of which are beyond ACR's control. As a result, there can be no assurance that any of the results will be realized or achieved. The illustration should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on these scenarios. EAD is a non-GAAP financial measure. A quantitative reconciliation to the most directly comparable GAAP measure has not been provided because the hypothetical nature of the presentation makes a meaningful reconciliation impracticable and would otherwise not be useful to investors.

ACRESREIT.COM 22

Other Disclosures Rating 1: Property performance has surpassed underwritten expectations Occupancy is stabilized, the property has had a history of consistently high occupancy, and the property has a diverse and high-quality tenant mix Rating 2: Property performance is consistent with underwritten expectations and covenants and performance criteria are being met or exceeded Occupancy is stabilized, near stabilized or is on track with underwriting Rating 3: Property performance lags behind underwritten expectations Occupancy is not stabilized and the property has some tenancy rollover Rating 4: Property performance significantly lags behind underwritten expectations. Performance criteria and loan covenants have required occasional waivers Occupancy is not stabilized and the property has a large amount of tenancy rollover Rating 5: Property performance is significantly worse than underwritten expectations. The loan is not in compliance with loan covenants and performance criteria and may be in default. Expected sale proceeds would not be sufficient to pay off the loan at maturity The property has a material vacancy rate and significant rollover of remaining tenants An updated appraisal is required upon designation and updated on an as-needed basis CRE loans are collateralized by a diversified mix of real estate properties and are assessed for credit quality based on the collective evaluation of several factors, including but not limited to: collateral performance relative to underwritten plan, time since origination, current implied and/or re-underwritten loan-to-collateral value ratios, loan structure and exit plan. Depending on the loan’s performance against these various factors, loans are rated on a scale from 1 to 5, with loans rated 1 representing loans with the highest credit quality and loans rated 5 representing loans with the lowest credit quality. The factors evaluated provide general criteria to monitor credit migration in the Company’s loan portfolio; as such, a loan’s rating may improve or worsen, depending on new information received. The criteria set forth below should be used as general guidelines, and therefore not every loan will have all of the characteristics described in each category below. Commercial Real Estate Loans Risk Ratings ACRESREIT.COM

Additional information is available at the Company’s website. Contact Information Headquarters: 390 RXR Plaza Uniondale, NY 11556 Investor Relations: ir@acresreit.com 516-862-2385 New York Stock Exchange: Common Stock Symbol: ACR Pref. Stock Symbols: ACRPrC & ACRPrD ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. www.acresreit.com